SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  November 4, 2008

MINISTRY PARTNERS INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

California	333-04028LA	33-0489154
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 West Imperial Highway, Suite 120, Brea, CA	92821
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (714) 671-5720

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 4, 2008, Ministry Partners Investment Corporation (the "Company") entered into an Office Lease (the “Lease") with Evangelical Christian Credit Union, a California corporation (“ECCU”) to lease office facilities located at 915 West Imperial Highway, Suite 120, Brea, California.  Pursuant to the terms of the Lease, the Company has leased 4,360 usable square feet from ECCU.  The initial term of the Lease is five years, with two additional five year renewal terms.  The Company’s obligations under its previous lease with ECCU terminated effective as of the commencement date of the new Lease.

As a result of entering into this Lease, the Company has relocated its offices to 915 West Imperial Highway, Suite 120, Brea, California  92821 and has added an additional 3,160 square footage of leased space.  All telephone numbers for the Company remain unchanged.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 7, 2008	MINISTRY PARTNERS INVESTMENT
CORPORATION

/s/ Billy M. Dodson
Billy M. Dodson
President